Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment No. 1 to the Registration Statement (No. 333-281313 ) on Form S-4 of CleanSpark, Inc. of our report dated April 15, 2024, relating to the consolidated financial statements of GRIID Infrastructure, Inc. and its subsidiaries, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ RSM US LLP

Austin, Texas

September 10, 2024